DRYDEN GOVERNMENT SECURITIES TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ





                                                      January 16, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Dryden Government Securities Trust
                  File No. 811-3264


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended November 30, 2003. The enclosed is being filed electronically via the EDGAR System.


                                                      Yours truly,


                                    /s/ Jonathan D. Shain
                                                Jonathan D. Shain
                                                        Secretary





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 16th day of January 2004.



Dryden Government Securities Trust



By: /s/ Jonathan D. Shain		Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Secretary




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